Exhibit 5.1

June 9, 2014

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California 95134

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Nimble Storage, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 9, 2014, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 793,134 shares of the Company’s common stock, $0.001 par value per share (the “Stock”), that were purchased pursuant to the exercise of stock options granted under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to be sold by certain stockholders of the Company (the “Selling Stockholders”) in the form of shares that are presently issued and outstanding (the “Issued Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, filed with and certified by the Delaware Secretary of State on December 18, 2013 (the “Restated Certificate”), filed as an exhibit to the Registration Statement on Form S-1 filed with the Commission on December 2, 2013.

(2)	The Company’s Restated Bylaws, certified by the Company’s Secretary on November 26, 2013 (the “Restated Bylaws”), filed as an exhibit to the Registration Statement on Form S-1 filed with the Commission on December 2, 2013.

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The 2008 Plan and related forms of agreement under the 2008 Plan.

(5)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(6)	Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Restated Bylaws, (c) the filing of the Registration Statement and (e) the 2008 Plan, including the reservation of the Stock for sale and issuance pursuant to the 2008 Plan and the sale and issuance of the Stock pursuant to the 2008 Plan.

Nimble Storage, Inc.

June 9, 2014

(7)	A verification by the Company’s transfer agent as to the number of the Company’s issued and outstanding shares of its capital stock as of May 31, 2014 (the “Statement Date”) and a report by the Company setting forth (i) the issued and outstanding options, warrants and rights to purchcase capital stock of the Company (including a list of holders of the Company’s options, restricted stock units, warrants and other rights to purchase the Company’s securities, verifying the number of such issued and outstanding securities as of the Statement Date) and (ii) any additional shares of capital stock reserved for future issuance in connection with the 2008 Plan and all other plans, agreements or rights as of the Statement Date.

(8)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated June 6, 2014, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that the issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock have been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

Nimble Storage, Inc.

June 9, 2014

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) the 793,134 shares of the Company’s Common Stock to be sold by Selling Stockholders are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Signature page follows.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP